April 14, 1994



Securities and Exchange Commission
450 Fifth Street, N.C.
Washington, D.C.  20549

Re:  Nalco Chemical Company
     Form S-3
     File No. 33-53111

Ladies and Gentlemen:

     The undersigned, Nalco Chemical Company, hereby requests that the effectiveness of the above-referenced Registration Statement be accelerated so that said Registration Statement will become effective at 9:00 a.m., Washington, D.C. time, on April 15, 1994, or as soon thereafter as practicable. In connection with this request, Nalco Chemical Company hereby confirms that it is aware of its responsibilities under the Securities Act of 1933 and the Securities Exchange Act of 1934 as they relate to the proposed public offering of the common stock registered on the above-referenced Registration Statement.

Very truly yours,

NALCO CHEMICAL COMPANY



By/s/ Suzzanne J. Gioimo
  Suzzanne J. Gioimo
  Corporate Secretary